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[Letterhead of Mintz, Levin, Cohn Ferris, Glovsky and Popeo, P.C.]

                                       November __, 2006


Board of Directors
Hampden Bancorp, Inc.
19 Harrison Avenue
Springfield, MA 01102

 Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel for Hampden Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") initially filed on September 15, 2006, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

     The Registration Statement relates to the proposed issuance by the Company of up to 7,571,313 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings"). The Registration Statement also relates to the proposed issuance by the Company of up to 378,566 shares of Common Stock to Hampden Bank Charitable Foundation, a privately-owned charitable foundation to be formed in connection with the transaction. The issuances are both pursuant to the Plan of Conversion, as adopted by Hampden Bancorp, MHC.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company's certificate of incorporation; (ii) the Company's bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion; (vi) the trust agreement for the Bank's employee stock ownership plan (the "ESOP") and the form of loan agreement between the Company and the ESOP; (vii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock; and (viii) the gift instrument whereby shares of Common Stock will be contributed to Hampden Bank Charitable Foundation. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

     In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

     Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the General Corporation Laws of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the conversion of the Bank will have become effective.


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     Based upon and subject to the foregoing, it is our opinion that, upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings and contributed to Hampden Bank Charitable Foundation, such shares when issued and sold, or contributed in the case of Hampden Bank Charitable Foundation, in the manner described in the Registration Statement, or in accordance with the gift instrument in the case of Hampden Bank Charitable Foundation, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,



                                    MINTZ, LEVIN, COHN, FERRIS,
                                      GLOVSKY AND POPEO, P.C.